Exhibit 10.4
     Adoption Version
VELO HOLDINGS INC.
RESTRICTED SHARE PURCHASE PLAN
Adopted August 16, 2007

VELO HOLDINGS INC. RESTRICTED SHARE PURCHASE PLAN
ARTICLE I.
PURPOSE OF THE PLAN
     1.1. The purpose of the Plan is to assist the Company and its Subsidiaries in attracting, retaining and providing compensation opportunities to valued employees by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such employees.
ARTICLE II.
DEFINITIONS
     2.1. “Award” means an allocation to a Participant of the right to purchase Restricted Shares under the Plan.
     2.2. “Award Agreement” means the agreement between the Company and a Participant that specifies the terms and conditions of the purchase right allocated by the Award, including the period within which the right to purchase Restricted Shares must be exercised, the time within which payment for those Restricted Shares must be made and the requirement that an election under section 83(b) of the Code must be made within 30 days of the date of purchase of those Restricted Shares.
     2.3. “Board” means the Board of Directors of the Company.
     2.4. “Cause” shall have the meaning specified in the Stockholders Agreement.
     2.5. “CEO” means the Company’s President and Chief Executive Officer.
     2.6. “Code” means the Internal Revenue Code of 1986, as amended.
     2.7. “Committee” means the Board or a committee of Board members designated by the Board to administer the Plan under ARTICLE IV; provided that, in either case, with respect to Awards granted before the Company’s Common Stock becomes Publicly Traded, the CEO shall be a member of such Committee.
     2.8. “Common Stock” means the Class A Common Stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of ARTICLE VIII.
     2.9. “Company” means Velo Holdings Inc., a Delaware corporation, or any successor corporation.

     2.10. “Employee” means an officer or other key employee of the Company or a Subsidiary, including a director who is such an employee.
     2.11. “Fair Market Value” means the fair market value, as determined in accordance with the Stockholders Agreement.
     2.12. “Good Reason” shall have the meaning specified in the Stockholders Agreement.
     2.13. “1934 Act” means the Securities Exchange Act of 1934, as amended.
     2.14. “Participant” means an Employee to whom an Award is made, or the Successor of the Participant, as the context so requires.
     2.15. “Plan” means the Velo Holdings Inc. Restricted Share Purchase Plan herein set forth, as amended from time to time. The Plan is a compensatory plan within the meaning of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933.
     2.16. “Publicly Traded” means that the Company’s Common Stock is listed on an established stock exchange or exchanges.
     2.17. “Restricted Share” means Common Stock purchased by a Participant pursuant to the terms of an Award Agreement. Restricted Shares are also “Restricted Securities” under, and subject to, the Stockholders Agreement.
     2.18. “Restriction Period” means, with respect to particular Restricted Shares, the period during which such Restricted Shares are subject to repurchase by the Company under the terms of the Stockholders Agreement.
     2.19. “Stockholders Agreement” means the Stockholders Agreement by and among the Company, One Equity Partners II, L.P. (“OEP II”), OEP II Co-Investors, L.P. (“OEP II Co-Invest”), OEP II Partners Co-Invest, L.P. (“OEP II Partners Co-Invest”), Gary A. Johnson, Brencourt Credit Opportunities Master, Ltd, Brencourt BD, L.L.C., Rho Ventures V L.P. and Rho Ventures V, Affiliates L.L.C.; the other Investors named therein and each other Person that becomes a party to that Agreement, dated as of August 16, 2007, as it may hereafter be amended from time to time.
     2.20. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     2.21. “Successor” means: (i) the legal representative of the estate of a deceased Participant or (ii) the person or persons who shall acquire the right to act with respect to an

Award by bequest or inheritance or other transfer or by reason of the death of the Participant or (iii) persons who shall acquire the right to act on behalf of the Participant as the result of a determination by a court or other governmental agency of the incapacity of the Participant.
     2.22. Capitalized terms used herein as defined terms, but not defined by this Plan, shall have the meaning specified in the Stockholders Agreement.
ARTICLE III.
ELIGIBILITY
     3.1. Any Employee who is listed on Schedule A attached hereto, or who fills a position listed under “Pending Hires” on Schedule A, shall receive an Award, provided, however, that no Shares will be issued to a Participant unless such Participant enters into an Award Agreement and complies with the terms thereof and becomes a party to the Stockholders Agreement as a Management Investor (so long as the Stockholders Agreement is still in effect). The number of shares subject to that Award shall be set by the Board in the resolutions adopting this Plan.
     3.2. If Restricted Shares purchased under this Plan are repurchased while they are Unvested Restricted Securities, those shares may again be the subject of Awards under this Plan, based on the CEO’s recommendation, if so determined by the Board, in its sole discretion, at a purchase price equal to their then Fair Market Value. If at the end of the vesting period specified in the Stockholders Agreement any of the shares specified in Section 5.1 either have not been purchased, or having been purchased, have been repurchased but not again awarded, the opportunity to purchase those shares, at their then Fair Market Value, will be allocated pro rata among those Participants who are then still actively employed by the Company or any Subsidiary.
ARTICLE IV.
ADMINISTRATION AND IMPLEMENTATION OF PLAN
     4.1. The Plan shall be administered by the Committee, in accordance with its terms and those of the Stockholders Agreement.
     4.2. The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes to such regulations as it shall, from time to time, deem advisable, provided that any such regulations shall be consistent with the terms of the Stockholders Agreement. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all actions taken by the Committee, shall be final and binding on Participants.
ARTICLE V.
SHARES OF STOCK SUBJECT TO THE PLAN

     5.1. Subject to adjustment as provided in ARTICLE VIII, the total number of shares of Common Stock available for Awards under the Plan shall be 390,173.4.
ARTICLE VI.
RESTRICTED SHARES
     6.1. Awards of Restricted Shares shall be evidenced by Award Agreements. Such agreements shall conform to the requirements of the Plan and the Stockholders Agreement and may contain such other provisions, consistent with the Plan and the Stockholders Agreement, as the Committee shall deem advisable.
     6.2. Upon determination of the number of Restricted Shares purchased by the Participant, the Committee may direct that a certificate or certificates representing that number of shares of Common Stock be issued to the Participant with the Participant designated as the registered owner, or may direct that the Participant be designated as registered owner of those Restricted Shares on the books of the Company’s transfer agent. The certificate(s), if any, representing such shares shall bear appropriate legends as to sale, transfer, assignment, pledge or other encumbrances to which such shares are subject under the Stockholders Agreement, and shall be deposited by the Participant, together with a stock power endorsed in blank, to be held in escrow during the Restriction Period. If the Restricted Shares are registered by book entry only a stock power endorsed in blank need be deposited with the Company.
     6.3. During the Restriction Period the Participant shall have the right to receive the Participant’s allocable share of any cash dividends declared by the Company on its Common Stock and to vote the Restricted Shares in accordance with Company’s certificate of incorporation, as amended from time to time.
     6.4. During the Restriction Period the Restricted Shares shall be subject to repurchase as provided in the Stockholders Agreement.
     6.5. The Board may, in its sole discretion, based on the CEO’s recommendation, modify the terms of an Award to “Pending Hires” as listed on Schedule A or accelerate the vesting and delivery of Restricted Shares. The Board shall endeavor, in good faith, to avoid the application of Section 409A of the Code to any amended Award by reason of the acceleration of (i) the vesting of any Award under the Plan, or (ii) the time of any payment under the Plan.
     6.6. An Employee who purchases Restricted Shares or that Employee’s Successor shall, regardless of whether the Restriction Period with regard to such Award has lapsed, be bound by the Stockholders Agreement to the same extent as would a Management Investor, as that term is defined in the Stockholders Agreement. Accordingly, any Restricted Shares issued under the Plan shall be held, transferred, sold or otherwise disposed of only in accordance with the Stockholders Agreement.

ARTICLE VII.
VESTING
     7.1. Subject to the Board’s authority under Section 6.5, Restricted Shares will become vested in accordance with the terms of the Stockholders Agreement.
ARTICLE VIII.
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
     8.1. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, extraordinary dividend issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than an ordinary cash dividend, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Awards as it determines appropriate.
ARTICLE IX.
EFFECTIVE DATE, TERMINATION AND AMENDMENT
     9.1. The Plan shall become effective on August 16, 2007 and shall remain in full force and effect until the earlier of ten years from the date of its adoption by the Board, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that any such termination of the Plan shall not affect Awards outstanding under the Plan at the time of termination.
ARTICLE X.
REPURCHASE OF RESTRICTED SHARES
     10.1. The Company shall have the right and option to purchase all of the Participant’s Restricted Shares on the terms set forth in the Stockholders Agreement.

ARTICLE XI.
TRANSFERABILITY
     11.1. Except as provided in the Stockholders Agreement, neither Restricted Shares nor the right to purchase Restricted Shares may be pledged, assigned or transferred for any reason during the Participant’s lifetime, and any attempt to do so shall be void.
ARTICLE XII.
GENERAL PROVISIONS
     12.1. Nothing contained in the Plan, or any Award Agreement, shall confer upon any Employee any right to continued employment by the Company or any Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any Employee at any time.
     12.2. For purposes of this Plan, a transfer of employment between the Company and its Subsidiaries shall not be deemed a termination of employment.
     12.3. Participants shall be responsible to make appropriate provision for all taxes required to be withheld in connection with the purchase of Restricted Shares pursuant to this Plan and any such taxes that may be required to be withheld by reason of the lapse of the restrictions on such Restricted Shares, including by reason of the Participant’s failure to make the section 83(b) election required as a condition of the purchase of Restricted Shares hereunder. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes.
     12.4. To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of Delaware and construed accordingly.